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                                                                    Exhibit 15.1










American HomePatient, Inc.
Brentwood, Tennessee


Re: Registration Statements No. 333-56313, No. 333-56317, No. 333-125013, and
    No. 333-125015


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 9, 2005 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



                                  /s/ KPMG, LLP




August 9, 2005
Nashville, Tennessee